UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2021 (March 31, 2021)

ENTERPRISE BANCORP, INC.

(Exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merrimack Street Lowell, Massachusetts	01852
(Address of principal executive offices)	(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EBTC	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 31, 2021 (the “Redemption Date”), Enterprise Bancorp, Inc., a Massachusetts corporation (the “Company”), redeemed the entire $15,000,000 outstanding principal amount of the Company’s 6.00% fixed-to-floating rate subordinated note due January 30, 2030 evidenced by that certain Subordinated Note, dated January 30, 2015 (the “Subordinated Note”). The Subordinated Note was redeemed at a price equal to 104.0% of the total principal amount of the Subordinated Note, plus accrued and unpaid interest through the Redemption Date, in accordance with the terms of that certain Subordinated Note Purchase Agreement, dated January 30, 2015 (the “Subordinated Note Purchase Agreement”).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: April 2, 2021	By:	/s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Treasurer and Chief Financial Officer